Exhibit 99.1

CONTACT:

VIVUS, Inc.	The Trout Group
Timothy E. Morris	Ian Clements (SF) 415-392-3385
Chief Financial Officer	Brian Korb (NYC) 646-378-2923
650-934-5200

FOR IMMEDIATE RELEASE

VIVUS Reports First Quarter 2007 Financial Results and Accomplishments

MOUNTAIN VIEW, Calif., April 26, 2007 — VIVUS, Inc. (NASDAQ: VVUS), a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products addressing obesity and sexual health, today announced its financial results and accomplishments for the first quarter of 2007.

First Quarter 2007 Results

Total revenues for the first quarter of 2007 were $1.7 million, as compared to $1.3 million for the first quarter of 2006.  The increase in revenues in the first quarter of 2007 as compared to the same period last year is mainly due to the timing of international orders from our European distribution partner.  Net loss for the first quarter of 2007 was $7.4 million or $0.13 per share, compared to a net loss of $8.8 million or $0.20 per share for the same period last year.

The lower net loss in the first quarter of 2007 as compared to 2006 is the result of the increase in revenues and lower operating expenses. Lower operating expenses were attributable to decreased cost of goods sold due to an inventory write-down in the first quarter of 2006 related to the purchase of alprostadil, considered to be in excess of production needs, a net overall reduction in research and development spending offset by increased selling, general and administrative expense due to higher non-cash stock compensation expenses. For the first quarter of 2007, the stock compensation expense under FAS 123R is $906,000 as compared to $490,000 in the same period last year. This amount has been allocated to cost of goods sold and manufacturing, research and development, and selling, general and administrative expenses, accordingly.

Effective January 1, 2007, VIVUS implemented FIN No. 48, Accounting for Uncertainty in Income Taxes, which resulted in a $1.2 million decrease to the opening accumulated deficit as of January 1, 2007.

VIVUS had cash, cash equivalents and available-for-sale securities of $55.6 million at March 31, 2007, as compared to $58.9 million at December 31, 2006.

VIVUS, Inc. 1172 Castro Street, Mountain View, CA 94040   Tel 650-934-5200   Fax 650-934-5389   www.vivus.com

“As we enter 2007, I am excited about the prospects for the company,” stated Leland Wilson, president and chief executive officer of VIVUS. “The sale of the EvaMist rights to KV Pharmaceuticals at the end of the first quarter provides us with a solid financial base on which to initiate the Phase 3 trials for Qnexa.”

First Quarter 2007 Highlights

The highlights of the first quarter of 2007 included:

•                  Agreement to Sell EvaMist Rights to KV Pharmaceutical  — In March 2007, VIVUS executed an agreement to transfer its exclusive rights and assets related to EvaMistTM, an investigational metered dose transdermal estradiol spray for the treatment of menopause symptoms, to KV Pharmaceutical Company. The closing of the transaction is expected to occur by mid 2007 following the satisfaction of various closing conditions as well as the completion of a review by the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Under the terms of the transaction, VIVUS is eligible to receive an upfront payment of $10 million upon the closing and an additional $140 million upon the approval of the New Drug Application (“NDA”) for EvaMist currently under review by the Food and Drug Administration. VIVUS may also receive milestone payments of up to $30 million based on sales of EvaMist through the term of the agreement.

Upon the closing of the transaction, KV Pharmaceutical will be responsible for the manufacturing, selling, marketing and regulatory requirements once the product is approved. VIVUS previously submitted the NDA for EvaMist on September 29, 2006. The PDUFA date is July 29, 2007. KV Pharmaceutical will also assume all additional expenses and liabilities associated with EvaMist.

•                  VIVUS Appoints Vice President and Chief Accounting Officer — In February, VIVUS promoted Lee B. Perry, to the position of Vice President and Chief Accounting Officer. His responsibilities will include oversight of the company’s accounting operations and systems, external reporting, financial planning and analysis, cost accounting, internal controls, taxation and risk management. Mr. Perry has over 30 years experience in corporate finance and operations and public accounting. For the past twenty years he has held senior financial positions in life sciences and manufacturing industries.

About VIVUS

VIVUS, Inc. is a pharmaceutical company dedicated to the development and commercialization of next-generation therapeutic products addressing obesity and sexual health. VIVUS has three products that are positioned to enter Phase 3 clinical trials, and one product currently under NDA review by the FDA. The pipeline includes: Qnexa™, for which a Phase 2 study has been completed for the treatment of obesity; Testosterone MDTS®, for which a Phase 2 study has been completed for the treatment of Hypoactive Sexual Desire Disorder (HSDD); EvaMist™, for which a Phase 3 study has been completed and an NDA submitted for the treatment of menopausal symptoms; and avanafil, for which a Phase 2 study has been completed for the treatment of erectile dysfunction (ED). MUSE® is approved and currently on the market for the treatment of ED. For more information on clinical trials and products, please visit the company’s web site at www.vivus.com.

Note to Investors

As previously announced, VIVUS will hold a conference call to discuss the first quarter financial results today, April 26, 2007, beginning at 4:30 p.m. Eastern Time. You can listen to this call by dialing 1-800-573-4752, and outside the U.S. 1-617-224-4324, and entering passcode 95635542. A live webcast and 30-day archive of the call can be accessed at http://ir.vivus.com/.

A replay of the conference call will be available beginning at 6:30 p.m. ET on April 26, 2007 through 6:30 p.m. ET on May 3, 2007. Access numbers for this replay are: 1-888-286-8010 (U.S./Canada) and 1-617-801-6888 (international). The access code for the replay is 50583319.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on VIVUS’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; reliance on sole source suppliers; limited sales and marketing efforts and dependence upon third parties; risks related to the development of innovative products; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that the EvaMist NDA submission will be approved in a timely basis, or at all. There are no guarantees that future clinical studies discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. VIVUS does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in VIVUS’ Form 10- K for the year ended December 31, 2006 and periodic reports filed with the Securities and Exchange Commission.

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VIVUS, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,
	2007	2006
	(unaudited)	(unaudited)
Revenue:
US product, net	$460	$963
International product	1,113	188
Other revenue	116	116

Total revenue	1,689	1,267

Operating expenses:
Cost of goods sold and manufacturing	2,571	3,020
Research and development	3,011	3,560
Selling, general and administrative	4,105	3,672

Total operating expenses	9,687	10,252

Loss from operations	(7,998)	(8,985)

Interest and other income, net	613	165

Loss before provision for income taxes	(7,385)	(8,820)

Provision for income taxes	(6)	(6)

Net loss	$(7,391)	$(8,826)

Net loss per share:
Basic and diluted	$(0.13)	$(0.20)

Shares used in per share computation:
Basic and diluted	58,242	44,642

VIVUS, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value amount)

	March 31	December 31
	2007	2006*
	(unaudited)
Current assets:
Cash and cash equivalents	$43,838	$44,628
Available-for-sale securities	11,786	14,243
Accounts receivable, net	1,041	4,359
Inventories, net	3,312	3,327
Assets held for sale	543	—
Prepaid expenses and other assets	2,202	2,408
Total current assets	62,722	68,965
Property and equipment, net	8,087	8,549
Restricted cash	700	700
Total assets	$71,509	$78,214

Current liabilities:
Accounts payable	$1,853	$2,102
Accrued and other liabilities	7,156	9,299
Total current liabilities	9,009	11,401

Notes payable	11,835	11,488
Deferred revenue	2,070	2,185
Total liabilities	22,914	25,074

Commitments and contingencies

Stockholders’ equity:
Common stock; $.001 par value; shares authorized 200,000; shares outstanding 58,351 at March 31, 2007; 58,144 at December 31, 2006	58	58
Additional paid-in capital	223,380	221,744
Accumulated other comprehensive loss	(7)	(11)
Accumulated deficit	(174,836)	(168,651)
Total stockholders’ equity	48,595	53,140
Total liabilities and stockholders’ equity	$71,509	$78,214

*The Condensed Consolidated Balance Sheet at December 31, 2006 has been derived from the Company’s audited financial statements at that date.